UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2006

Axcelis Technologies, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-30941	34-1818596
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

108 Cherry Hill Drive, Beverly, Massachusetts		01915
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (978) 787-4000

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On May 2, 2006, Axcelis Technologies, Inc. (the “Company”) entered into an exchange and purchase agreement pursuant to which Quantum Partners LDC (“Quantum”), the holder of an aggregate of approximately $50.8 million of the Company’s existing 4.25% Convertible Subordinated Notes due January 15, 2007 (the “Old Notes”), agreed to exchange its Old Notes for $50.8 million in aggregate principal amount of the Company’s newly issued 4.25% Convertible Senior Subordinated Notes due January 15, 2009 (the “New Notes”), plus accrued and unpaid interest on the Old Notes through but excluding May 2, 2006, the closing date of the exchange. In addition, the Company issued an additional $24.2 million of New Notes, resulting in an aggregate of $75 million of New Notes outstanding.

Following the execution of the exchange and purchase agreement, on May 2, 2006 the Company issued the New Notes pursuant to an indenture, dated as of May 2, 2006, between the Company and U.S. Bank National Association, as trustee, a copy of which (including the form of New Note) is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01. The Company also paid an aggregate of approximately $641 thousand in accrued and unpaid interest on the Old Notes that were exchanged for New Notes. Following the completion of the exchange, approximately $74.2 million in aggregate principal amount of Old Notes remains outstanding.

The New Notes are unsecured senior indebtedness of the Company and bear interest at the rate of 4.25% per annum. Interest is payable on January 15 and July 15 of each year, commencing July 15, 2006. The New Notes mature on January 15, 2009. At maturity, the Company is required to repay the outstanding principal of the New Notes, plus a maturity premium of 11.125% of such principal, resulting in an effective annual yield to maturity of approximately 8.0%.

The terms of the indenture restrict the Company’s ability to incur any new indebtedness senior to or pari passu with the New Notes, or for any of its subsidiaries to incur any new indebtedness without becoming a guarantor of the New Notes, in each case subject to a number of exceptions and qualifications.

The principal amount of the New Notes, together with the Applicable Premium (as defined in the indenture), which increases over the term of the notes in accordance with the schedule below, as of the conversion date, are convertible at the option of the holder, at any time on or prior to maturity, into shares of the Company’s common stock at a conversion price equal to $20.00 per share, which also is the conversion price of the Old Notes, subject to adjustment in certain circumstances.

Date	Applicable Premium (percentage of principal amount)
May 2, 2006	0.850%
July 15, 2006	0.850%
January 15, 2007	2.685%
July 15, 2007	4.670%
January 15, 2008	6.750%
July 15, 2008	8.900%
January 14, 2009	11.125%

The Applicable Premium increases over time between the dates specified above as set forth in the indenture.

At any time prior to maturity, the Company may redeem the New Notes in whole or in part at the Repurchase Value (as defined in the indenture), which increases over the term of the notes in accordance with the schedule below, as of the redemption date (plus any and all accrued and unpaid interest):

Date	Redemption Value (percentage of principal amount))
May 2, 2006	100.85%
July 15, 2006	101.21%
January 15, 2007	104.12%
July 15, 2007	107.20%
January 15, 2008	110.45%
July 15, 2008	113.85%
January 14, 2009	117.40%

The Repurchase Value increases over time between the dates specified above as set forth in the indenture.

If a Fundamental Change (as defined in the indenture) occurs at any time prior to maturity, the holder of the New Notes may require the Company to redeem all or a portion of the New Notes for cash at the Repurchase Value as of the redemption date, plus any and all accrued and unpaid interest.

If there is an event of default on the New Notes, the principal amount of the New Notes, the Applicable Premium thereon and accrued interest may be declared immediately due and payable, subject to certain conditions set forth in the indenture. These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency events involving the Company. The following are events of default under the New Notes:

•           the Company fails to pay any interest on the New Notes when due and such failure continues for a period of 30 days;

•           the Company fails to pay principal, premium or Repurchase Value when due at maturity, upon redemption or otherwise on the notes;

•           the Company fails to perform or observe any of the covenants in the indenture for 60 days after notice;

•           specified events involving the Company’s bankruptcy, insolvency or reorganization. and

•           default under certain other indebtedness of the Company if that default results in acceleration of such other indebtedness.

Also on May 2, 2006, in connection with the issuance of the New Notes, the Company entered into a registration rights agreement with Quantum, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01. Pursuant to the terms of the registration rights agreement, the Company agreed to file on or before 90 days after May 2, 2006, and to use its reasonable best efforts to cause to become effective on or before 180 days after May 2, 2006, a shelf registration statement covering resales of the New Notes and the shares of common stock issuable upon conversion of the New Notes. If the Company fails to satisfy certain filing and other obligations with respect to the shelf registration statement, including failing to file within 90 days or to cause the shelf registration statement to be declared effective within 180 days, then the Company will be obligated to make additional payments on the New Notes at the rate of 0.50% per annum.

The foregoing descriptions of the indenture and the registration rights agreement are only summaries and are qualified in their entirety by the full text of the indenture and the registration rights agreement, which are incorporated by reference herein.

The New Notes were issued in a private offering to a qualified institutional buyer. The offering was exempt from registration under Section 4(2) of the Securities Act of 1933 based on the qualifications of the investor and the manner of offering.

Item 2.02     Results of Operations and Financial Condition

On May 4, 2006, Axcelis Technologies, Inc. (the “Company”) issued a press release regarding its financial results for the quarter ended March 31, 2006. The Company’s press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein.

The information under this Item in this Current Report on Form 8-K and Exhibit 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 2.03              Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above, which is incorporated by reference herein.

Item 3.02     Unregistered Sales of Equity Securities

See Item 1.01 above, which is incorporated by reference herein.

Item 8.01     Other Events

On May 3, 2006, the Company issued a press release announcing the completion of an institutional private placement of convertible senior subordinated notes. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits

(c)	Exhibits

4.12	Indenture, dated as of May 2, 2006, between Axcelis Technologies, Inc. and U.S. Bank National Association, as Trustee.

10.1	Registration Rights Agreement dated as of May 2, 2006 between Axcelis Technologies, Inc. and Quantum Partners LDC.

99.1	Press release, dated May 3, 2006.

99.2	Press release, dated May 4, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2006	Axcelis Technologies, Inc.

	By:	/S/ STEPHEN G. BASSETT
Stephen G. Bassett Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

4.12	Indenture, dated as of May 2, 2006, between Axcelis Technologies, Inc. and U.S. Bank National Association, as Trustee.

10.1	Registration Rights Agreement dated as of May 2, 2006 between Axcelis Technologies, Inc. and Quantum Partners LDC.

99.1	Press release, dated May 3, 2006.

99.2	Press release, dated May 4, 2006.